UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 22, 2013
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Team Health Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-34583 (Commission File Number)	36-4276525 (I.R.S. Employer Identification No.)
265 Brookview Centre Way, Suite 400 Knoxville, Tennessee (Address of principal executive offices)		37919 (Zip Code)

Registrant’s telephone number, including area code: (865) 693-1000
Not Applicable
Former name or former address, if changed since last report
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On May 22, 2013, Team Health Holdings, Inc. (the “Company”) held its annual meeting of shareholders. A quorum was present at the meeting as required by the Company’s Amended and Restated By-Laws. The final results of voting for each matter submitted to a vote of shareholders at the meeting are as follows:
Proposal 1 — Election of Directors
The following three individuals were elected to the Company’s board of directors to serve as Class I directors until the annual meeting of shareholders in 2016 and until their successors have been duly elected and qualified.

	For	Withheld	Broker Non-Votes
H. Lynn Massingale, M.D.	59,840,199	2,193,166	2,832,087
Neil P. Simpkins	61,195,906	837,459	2,832,087
Earl P. Holland	61,313,537	719,828	2,832,087
The Class II directors whose terms continued after the 2013 annual meeting and expire in 2014 are Greg Roth, James L. Bierman and Mary R. Grealy.
The Class III directors whose terms continued after the 2013 annual meeting and expire in 2015 are Glenn A. Davenport, Steven B. Epstein and Vicky B. Gregg.
Proposal 2 — Ratification of Independent Registered Public Accounting Firm
The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified.

For	Against	Abstain
64,322,097	472,334	71,021

Proposal 3 — Approval of Team Health Holdings, Inc. Amended and Restated 2009 Stock Incentive Plan
The Team Health Holdings, Inc. Amended and Restated 2009 Stock Incentive Plan was approved.

For	Against	Abstain	Broker Non-Votes
58,691,231	3,254,035	88,099	2,832,087

Proposal 4 — Approval of Team Health Holdings, Inc. Amended and Restated Annual Management Incentive Plan (Effective January 1, 2013)
The Team Health Holdings, Inc. Amended and Restated Annual Management Incentive Plan (effective January 1, 2013) was approved.

For	Against	Abstain	Broker Non-Votes
59,632,450	2,312,662	88,253	2,832,087

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TEAM HEALTH HOLDINGS, INC.

Date: May 22, 2013    By:    /s/ David P. Jones
Name: David P. Jones
Title: Executive Vice President and
Chief Financial Officer

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